Exhibit 99.2

Exhibit 99.2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE                     SACKPACK                 MR A SAMPLE DESIGNATION (IF ANY) 000001 ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Electronic Voting Instructions Available 24 hours a day, 7 days a week! VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Use the Internet to transmit your written consent and to access the consent solicitation materials before the later of (i) 11:59 p.m. (Eastern Time) on [    ], 2023 and (ii) the receipt by Green Plains Partners LP (“GPP”) of written consents representing a majority of the issued and outstanding common units representing limited partner interests in GPP. Consent by Internet • Go to www.envisionreports.com/GPP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Consent by mail Mark, sign and date your consent card and return it in the postage-paid envelope we have provided or return it to COMPUTERSHARE PO Box 43006 Providence, RI 02940-3006 UNITED STATES. Written Consent 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. WRITTEN CONSENT OF LIMITED PARTNERS OF GREEN PLAINS PARTNERS LP 1. The undersigned, being a holder of record of common units representing limited partner interests (“GPP Common Units”) in Green Plains Partners LP, a Delaware limited partnership (“GPP”), as of November [    ], 2023 (the “Record Date”), hereby consents to and approves, by written consent without a meeting, the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Merger (as defined below). NOTE: This written consent relates to the Agreement and Plan of Merger, dated as of September 16, 2023 (the “Merger Agreement”), by and among Green Plains Inc., an Iowa corporation (“GPRE”), GPLP Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GPRE (“Holdings”), GPLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), GPP, and Green Plains Holdings LLC, a Delaware limited liability company and the general partner of GPP, pursuant to which Merger Sub will merge with and into GPP, with GPP surviving as an indirect, wholly owned subsidiary of GPRE (the “Merger”). By signing this written consent, the undersigned shall be deemed to have voted in the manner indicated in the box to the right of the proposal with respect to all GPP Common Units held of record by the undersigned as of the Record Date. By signing this written consent, the undersigned also acknowledges receipt of the consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 (Registration No. 333-275007) of GPRE and which more fully describes the proposal set forth above. Please return this written consent promptly. Your GPP Common Units will be tabulated and voted upon the proposal as indicated above. If you do not return this written consent, it will have the same effect as a vote against the proposal. Upon the later of (i) 11:59 p.m. (Eastern Time) on [    ], 2023 and (ii) the date on which a sufficient number of written consents to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, have been received, the consent process will conclude. THIS WRITTEN CONSENT MAY BE REVOKED OR CHANGED BY MAILING A NOTICE OF REVOCATION OR A NEW WRITTEN CONSENT WITH A LATER DATE TO GREEN PLAINS PARTNERS LP, C/O COMPUTERSHARE, PO BOX 43006, PROVIDENCE, RI 02940-3006 UNITED STATES, OR BY SUBMITTING A NEW WRITTEN CONSENT ONLINE BY VISITING WWW.ENVISIONREPORTS.COM/GPP AND FOLLOWING THE INSTRUCTIONS DESCRIBED THEREIN, IN EACH CASE, THAT IS RECEIVED BY THE LATER OF (I) 11:59 P.M. (EASTERN TIME) ON [    ], 2023 AND (II) THE DATE ON WHICH THE WRITTEN CONSENTS OF A SUFFICIENT NUMBER OF GPP COMMON UNITS TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREBY, INCLUDING THE MERGER, HAVE BEEN DELIVERED TO COMPUTERSHARE. (Please date this written consent and sign exactly as your name(s) appear(s) hereon. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 592688 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03WFRD